Exhibit 10.2

WARRANT CANCELLATION AND EXCHANGE AGREEMENT

This WARRANT CANCELLATION AND EXCHANGE AGREEMENT (this “Agreement”) is made as of January 31, 2024, by and between Canoo Inc., a Delaware corporation (the “Company”), and YA II PN, Ltd. (“Warrant Holder”).

WHEREAS, pursuant to that certain (i) Warrant Agreement, dated June 30, 2023, by and between the Company and Warrant Holder, (ii) Warrant Agreement, dated August 2, 2023, by and between the Company and Warrant Holder, and (iii) Warrant Agreement, dated September 26, 2023, by and between the Company and Warrant Holder, Warrant Holder is the holder of and has the right to purchase in the aggregate amount equal to 127,270,416 shares of the Company’s common stock, par value $0.0001 per share the Company (“Common Stock”) at an exercise price of $0.5358 (collectively, the “Prior Warrants”); and

WHEREAS, the Company and Warrant Holder intend to enter into this Agreement pursuant to which the Prior Warrants shall be surrendered by Warrant Holder and cancelled as of the date hereof and, in return, the Company shall issue the following warrants to Warrant Holder, each in the form attached hereto as Exhibit A, as follows: (a) a warrant to purchase 110,803,324 shares of Common Stock at an exercise price of $0.1805 (the “First Warrant”) and (b) a warrant to purchase 127,270,416 shares of Common Stock at an exercise price of $0.1805 (the “Second Warrant” and together with the First Warrant, collectively, the “New Warrants”).

NOW, THEREFORE, in consideration of the premises and the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Cancellation of the Prior Warrants and Issuance of the New Warrants.

(a)           Warrant Holder hereby surrenders the Prior Warrants, which Prior Warrants shall be cancelled and deemed null and void in all respects, effective or deemed effective on the date hereof, and in exchange for the Prior Warrants, the Company hereby issues to Warrant Holder the New Warrants, each of which shall be deemed as validly issued and not assessable, effective immediately upon such issuance.

(b)           Warrant Holder agrees that the issuance of the New Warrants in exchange for surrender of the Prior Warrants constitutes full and fair consideration for the termination of the Prior Warrants and shall be deemed to satisfy all of the Company’s obligations under the Prior Warrants.

(c)           It is hereby agreed and acknowledged that as of the date hereof, the Prior Warrants shall have been cancelled in full and rendered null and void, and all past, current, or future obligations of the parties solely with respect to the Prior Warrants shall have been extinguished. Warrant Holder acknowledges and agrees that as of the date hereof, it shall have no surviving right, title or interest in or to the Prior Warrants.

2.           Representations and Warranties of Warrant Holder. Warrant Holder represents and warrants as follows:

(a)           Prior Warrants. Warrant Holder (i) has not exercised or purported to exercise the Prior Warrants in whole or in part to purchase any shares of Common Stock of the Company, (ii) is the sole owner and holder, beneficially and of record, of each of the Prior Warrants, free and clear of any encumbrances, and (iii) has not assigned, transferred, sold, pledged, conveyed or otherwise disposed of the Prior Warrants or any shares of Common Stock purchasable thereunder.

(b)           Accredited Investor. Warrant Holder is an “Accredited Investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Warrant Holder is acquiring the New Warrants for its own account, for investment purposes only and has no current arrangements or understandings for the resale or distribution to others and will only resell such New Warrants or any part thereof pursuant to a registration or an available exemption under applicable law.

(c)           Investment Purpose. Warrant Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company. Warrant Holder has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Warrant Holder has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment. Warrant Holder acknowledges that the Company has not delivered to Warrant Holder, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities. Warrant Holder acknowledges, agrees, represents and warrants that the Company is not making any representation or warranty, express or implied, as to the accuracy or completeness of any opinions, projections and other forward-looking statements provided to Warrant Holder, and that none of the opinions, projections and other forward-looking statements are, or shall be relied upon as, a promise, warranty or representation by the Company.

(d)           Exemptions. Warrant Holder understands that the New Warrants will not be registered under the Securities Act and that it must hold the New Warrants indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from registration.

(e)           Authorization and Compliance. The execution, delivery and performance by Warrant Holder of this Agreement, and the consummation by Warrant Holder of the transactions contemplated hereby have been duly authorized and approved and all action required by law to authorize the execution, delivery and performance by Warrant Holder has been duly and properly taken. This Agreement, upon its execution and delivery as herein provided, will constitute a legal, valid and binding agreement of Warrant Holder enforceable against it in accordance with the terms herein. Neither the execution, delivery or performance by Warrant Holder of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in a violation or breach of any term or provision of or constitute a default under any contract, agreement, lease, license or other commitment to which Warrant Holder is a party or by which it or any of its assets or properties are bound, nor violate any statute, regulation or law or any judgment, order, writ, injunction, decree, rule or regulation of any court or administrative agency.

3.           Representations and Warranties of the Company. The Company represents and warrants that, as of the date hereof:

(a)           Organization and Good Standing. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, and is in good standing under such laws. The Company is qualified and authorized to do business in, and is in good standing as a foreign corporation in, all other states in which such qualification or authorization is necessary for the conduct of the business in which the Company is now engaged, except as would not have a material adverse effect. The Company has all necessary material licenses and permits required by all governmental authorities to carry on the business in which the Company is now engaged.

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(b)           Authorization. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby (including the issuance of the New Warrants), have been duly authorized by all necessary corporate action of the Company so that (i) the New Warrants will be validly authorized and issued and (ii) when executed and delivered, this Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with the terms herein.

(c)           Certificate of Incorporation and Bylaws. The Certificate of Incorporation and the Bylaws of the Company (each, as amended from time to time) are in full force and effect, without further changes, amendments or modifications.

(d)           Governmental Approval. No consent or approval of any governmental agency or authority is required in the making or performance of any of this Agreement by the Company.

(e)           Compliance. The Company is not in violation of (i) any provision of its Certificate of Incorporation or Bylaws, (ii) any instrument, judgment, order, writ, decree or contract to which the Company is subject, or (iii) any provision of federal, state or local law applicable to the Company or its business, where such violation, in the case of the preceding clauses (ii) or (iii), would result in a material adverse effect on the Company. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated thereby, including but not limited to the issuance of the New Warrants and, subject to any applicable shareholder approval to authorize additional shares of Common Stock, the issuance of the Common Stock underlying the New Warrants upon exercise in accordance with the terms thereof, will not result in any violation described in the preceding sentence or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any provision, judgment, order, writ, decree, contract or agreement, or require any consent, waiver or approval thereunder, or constitute an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

4.           Further Assurances. Each of the Company and Warrant Holder agrees to take such further action (including the execution and delivery of such further instruments and documents) as shall be reasonably necessary to carry out the purpose of this Agreement as any party hereto may reasonably request, all at the sole cost and expense of the Company.

5.           General.

(a)           Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Pre-Paid Advance Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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(b)           Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c)           Successors and Assigns; Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns.

(d)           Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(e)           Entire Agreement. This Agreement (taken together with the New Warrants) constitutes the entire agreement between the parties with respect to the exchange of the Prior Warrants for the New Warrants and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to that subject matter.

(f)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Warrant Cancellation and Exchange Agreement as of the date first above written.

CANOO INC.

By:	/s/ Tony Aquila
Name: Tony Aquila
Title: Chief Executive Officer

[Signature Page to Warrant Cancellation and Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant Cancellation and Exchange Agreement as of the date first above written.

YA II PN, LTD.

By:	Yorkville Advisors Global LP
Its:	Investment Manager
	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

By:	/s/ Matt Beckman
Name: Matt Beckman
Title: Member

[Signature Page to Warrant Cancellation and Exchange Agreement]

Exhibit A

FORM OF NEW WARRANT

See attached.

WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.

CANOO INC.

Warrant To Purchase Common Stock

Warrant No.: GOEV-[_]	Number of Shares:	[_______]
	Warrant Exercise Price:	$0.___

Date of Issuance: January 31, 2024

CANOO INC., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, YA II PN, Ltd. (the “Holder”), the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. Eastern Time on the Expiration Date (as defined herein) [_________] fully paid and nonassessable shares of Common Stock (as defined herein) of the Company (the “Warrant Shares”) at the exercise price per share provided in Section 1(b) below or as subsequently adjusted; provided, however, that in no event shall the holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise, except within sixty (60) days of the Expiration Date (however, such restriction may be waived by Holder (but only as to itself and not to any other holder) upon not less than 65 days prior notice to the Company). For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the holder and its affiliates (including, without limitation, any convertible notes or preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise of Warrants (as defined below) by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

Section 1.

(a)   This Warrant is being issued pursuant to the Warrant Cancellation and Exchange Agreement (“Issuance Agreement”) of even date herewith between the Company and the Holder or issued in exchange or substitution thereafter or replacement thereof. Each Capitalized term used, and not otherwise defined herein, shall have the meaning ascribed thereto in the Issuance Agreement.

(b)   Definitions. The following words and terms as used in this Warrant shall have the following meanings:

(i)             “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(ii)            “Closing Bid Price” means the closing bid price of Common Stock as quoted on the Principal Market (as reported by Bloomberg Financial Markets (“Bloomberg”) through its “Volume at Price” function).

(iii)           “Common Stock” means (i) the Company’s common stock, par value $0.001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(iv)           “Expiration Date” means February 1, 2029. If such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of New York or the State of New York or on which trading does not take place on the Principal Exchange or automated quotation system on which the Common Stock is traded (a “Holiday”), the next date that is not a Holiday.

(v)           “Issuance Date” means the date hereof.

(vi)           “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(vii)           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(viii)           “Principal Market” means on any of (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the Nasdaq National Market, or (d) the Nasdaq Capital Market.

(ix)           “Securities Act” means the Securities Act of 1933, as amended.

(x)           “Warrant” means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

(xi)           “Warrant Exercise Price” shall be $0.[_____] or as subsequently adjusted as provided in Section 8 hereof.

(c)   Other Definitional Provisions.

(i)            Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company’s successors and (B) to any applicable law defined or referred to herein shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

(ii)           When used in this Warrant, the words “herein”, “hereof”, and “hereunder” and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section”, “Schedule”, and “Exhibit” shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

(iii)           Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

Section 2.          Exercise of Warrant.

(a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, pro rata as hereinafter provided, at any time on any Business Day on or after the opening of business on such Business Day, commencing with the first Business Day immediately following the 6-month anniversary of the Issuance Date, and prior to 11:59 P.M. Eastern Time on the Expiration Date (i) by delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the “Exercise Notice”), of such holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, payment to the Company of an amount equal to the Warrant Exercise Price(s) applicable to the Warrant Shares being purchased, multiplied by the number of Warrant Shares (at the applicable Warrant Exercise Price) as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds and the surrender of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) to a common carrier for overnight delivery to the Company as soon as practicable following such date (“Cash Basis”) or (ii) if at the time of exercise, the Warrant Shares are not subject to an effective registration statement, or can be sold without restriction or limitation pursuant to Rule 144 as promulgated under the Securities Act by delivering an Exercise Notice and in lieu of making payment of the Aggregate Exercise Price in cash or wire transfer, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (the “Cashless Exercise”):

Net Number = (A x B) – (A x C)

B

For purposes of the foregoing formula:

A = the total number of Warrant Shares with respect to which this Warrant is then being exercised.

B = the Closing Bid Price of the Common Stock on the date of exercise of the Warrant.

C = the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(b)   In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2, the Company shall on or before the fifth (5th) Business Day following the date of receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) and the receipt of the representations of the holder specified in Section 6 hereof, if requested by the Company (the “Exercise Delivery Documents”), and if the Common Stock is DTC eligible, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder’s or its designee’s balance account with The Depository Trust Company; provided, however, if the holder who submitted the Exercise Notice requested physical delivery of any or all of the Warrant Shares, or, if the Common Stock is not DTC eligible then the Company shall, on or before the fifth (5th) Business Day following receipt of the Exercise Delivery Documents, issue and surrender to a common carrier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the holder, for the number of shares of Common Stock to which the holder shall be entitled pursuant to such request. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (i) or (ii) above the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised. In the case of a dispute as to the determination of the Warrant Exercise Price, the Closing Bid Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of Warrant Shares that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt of the holder’s Exercise Notice.

(c)   Principal Market Limitation. Notwithstanding anything in this Warrant to the contrary, the Company shall not issue any shares of Common Stock pursuant to the terms of this Warrant if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock that the Company may in connection with any transaction aggregated with this Warrant in compliance with the Company’s obligations under the rules or regulations of Nasdaq Stock Market (such amount of shares shall be referred to as the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Nasdaq Stock Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder.

(d)   If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or arithmetic calculation of the Warrant Shares within one (1) day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price or the Closing Bid Price to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment banking firm’s or accountant’s determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

(e)   Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.

(f)    No fractional Warrant Shares are to be issued upon any pro rata exercise of this Warrant, but rather the number of Warrant Shares issued upon such exercise of this Warrant shall be rounded up or down to the nearest whole number.

(g)   If the Company or its Transfer Agent shall fail for any reason or for no reason to issue to the holder within ten (10) days of receipt of the Exercise Delivery Documents, a certificate for the number of Warrant Shares to which the holder is entitled or to credit the holder’s balance account with The Depository Trust Company for such number of Warrant Shares to which the holder is entitled upon the holder’s exercise of this Warrant, the Company shall, in addition to any other remedies under this Warrant, have any other remedies otherwise available to such holder.

(h)   If within ten (10) days after the Company’s receipt of the Exercise Delivery Documents, the Company fails to deliver a new Warrant to the holder for the number of Warrant Shares to which such holder is entitled pursuant to Section 2 hereof, then, in addition to any other available remedies under this Warrant, have any other remedies otherwise available to such holder.

Section 3.         Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

(a)   This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

(b)   All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

(c)   Insufficient Authorized Shares. At any time while this Warrant remains outstanding, on or after March 25, 2024, if the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number shares of Common Stock equal to 100% of the number shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding without regard to any limitation on exercise included herein (the “Required Reserve Amount”) then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding.

(d)   If at any time after the date hereof the Company shall file a registration statement (other than a registration statement on Form S-4, S-8 or for which the underwriter for such offering refuses in writing to include the Warrant Shares), the Company shall include the Warrant Shares issuable to the holder, pursuant to the terms of this Warrant and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

(e)   The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action (it being understood that filing a Certificate of Designation or implementing a reverse split are not intended to be included in this provision), avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. The Company will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

(f)    This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

Section 4.         Taxes. The Company shall pay any and all taxes, except any applicable withholding, which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

Section 5.         Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

Section 6.         Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an “Accredited Investor”). Upon exercise of this Warrant the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder’s exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

Section 7.          Ownership and Transfer. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

Section 8.         Adjustment of Warrant Exercise Price and Number of Shares. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

(a)   Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)   Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(i)            any Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date; and

(ii)            either (A) the number of Warrant Shares obtainable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i), or (B) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant shall receive an additional warrant to purchase Common Stock, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).

(c)   Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features other than to employees, officers, directors or consultants as compensation), then the Company’s Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided, except as set forth in Section 8(a), that no such adjustment pursuant to this Section 8(c) will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.

(d)   Notices.

(i)            Immediately upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

(ii)            The Company will give written notice to the holder of this Warrant at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

(iii)           The Company will also give written notice to the holder of this Warrant at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

Section 9.         Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.

(a)   In addition to any adjustments pursuant to Section 8 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. In the event the holder of this Warrant does not exercise any part of this Warrant, the Purchase Rights allocable to such unexercised portion of the Warrant shall be automatically canceled.

(b)   Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction in each case which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance reasonably satisfactory to the holders of Warrants representing at least two-thirds of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to deliver to each holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory to the holders of the Warrants (including an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrants without regard to any limitations on exercise, if the value so reflected is less than any Applicable Warrant Exercise Price immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the holders of Warrants representing a majority of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to insure that each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Warrant Shares immediately theretofore issuable and receivable upon the exercise of such holder’s Warrants (without regard to any limitations on exercise), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Warrant Shares which would have been issuable and receivable upon the exercise of such holder’s Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercisability of this Warrant).

Section 10.         Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Section 11.         Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Holder:	YA II PN, Ltd.
c/o Yorkville Advisors Global, LP 1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Telephone: [*****] Email: [*****]

With Copy to:	Troy J. Rillo, Esq.
1012 Springfield Avenue
Mountainside, NJ 07092
Telephone: [*****]
Email: [*****] [*****]

If to the Company, to:	Canoo Inc.
19951 Mariner Avenue Torrance, California 90503
Attn: Tony Aquila
Email: [*****]

With a copy to:	Canoo Inc. 15520 Highway 114 Justin, TX 76247 Attention: Hector Ruiz Email: [*****]

If to a holder of this Warrant, to it at the address and facsimile number set forth on Exhibit C hereto, with copies to such holder’s representatives as set forth on Exhibit C, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days’ prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, facsimile, waiver or other communication, (or (B) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 12.         Date. The date of this Warrant is set forth on page 1 hereof. This Warrant, in all events, shall be wholly-void and of no effect after the close of business on the Expiration Date.

Section 13.         Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Warrants representing at least two-thirds of the Warrant Shares issuable upon exercise of the Warrants then outstanding; provided that, except for Section 8(a), no such action may increase the Warrant Exercise Price or decrease the number of shares or class of stock obtainable upon exercise of any Warrant without the written consent of the holder of such Warrant.

Section 14.         Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Union County and the United States District Court for the District of New York, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 15.         Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS WARRANT, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS WARRANT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of the date first set forth above.

CANOO INC.

By:
Name: Tony Aquila
Title: Chief Executive Officer

EXHIBIT A TO WARRANT

EXERCISE NOTICE

TO BE EXECUTED
BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

CANOO INC.

The undersigned holder hereby exercises the right to purchase ______________ of the shares of Common Stock (“Warrant Shares”) of CANOO INC. (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

Specify Method of exercise by check mark:

1.  ☐ Cash Exercise

(a) Payment of Warrant Exercise Price. The holder shall pay the Aggregate Exercise Price of $______________ to the Company in accordance with the terms of the Warrant.

(b) Delivery of Warrant Shares. The Company shall deliver to the holder ______________Warrant Shares in accordance with the terms of the Warrant.

2. ☐ Cashless Exercise

(a) Payment of Warrant Exercise Price. In lieu of making payment of the Aggregate Exercise Price, the holder elects to receive upon such exercise the Net Number of shares of Common Stock determined in accordance with the terms of the Warrant.

(b) Delivery of Warrant Shares. The Company shall deliver to the holder ______________Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

EXHIBIT B TO WARRANT

FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase ____________ shares of the capital stock of Canoo Inc. represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:

By:
Name:
Title: